Exhibit 99.1

Investors Title Company Announces Fourth Quarter and Fiscal Year 2009 Results

CHAPEL HILL, N.C.--(BUSINESS WIRE)--February 17, 2010--Investors Title Company today announced its results for the quarter and year ended December 31, 2009. For the fourth quarter, the Company reported net income of $309,300 compared with a net loss of $3,950,277 for the same three-month period ended in 2008. Net income per diluted share equaled $0.14 compared with a net loss per diluted share of $1.72 in the prior year period. Net premiums written increased 1.3% to $12,550,428; other revenue increased 23.5% to $1,157,938; investment income decreased 15.3% to $921,045; and total revenue increased 18.9% to $14,642,575.

Premiums written were in line with the prior year’s quarter as the ongoing low level of interest rates supported purchase transactions and mortgage refinance activity. Total revenue compared favorably primarily due to the investment losses realized in the prior year period.

Operating expenses continued to decline on a sequential quarter basis and compared favorably to the prior year period primarily due to the spike in fraud and mechanic lien claims experienced at the end of 2008. Salary and related expenses trended in line with the preceding quarter; however they compared unfavorably to the prior year period due to a reduction in 2008 incentive compensation.

For the year ended December 31, 2009, the Company reported net income of $4,828,779, compared with a net loss of $1,182,799 for 2008. Diluted income per share was $2.10, compared with a diluted loss per share of $0.50 for 2008. Net premiums written decreased 2.4% to $62,155,251; other revenue increased 6.4% to $4,957,054; investment income decreased 17% to $3,783,116; net realized loss on investments declined 83% to $498,089; and total revenue increased 0.3% to $71,308,160, all compared with the prior year.

Chairman J. Allen Fine added, “In the past year, conditions in the mortgage lending and real estate market continued to negatively affect net premiums written, although this trend was partially offset by the surge in mortgage refinancing which occurred primarily in the first six months. Our claims experience greatly improved from the prior year although the overall level remains elevated from historic averages due to increased mortgage foreclosure activity, which tends to uncover title defects. Commercial real estate and investment property activity remains subdued which has materially impacted the demand for our tax deferred exchange services.

We expect that mortgage lending and real estate market conditions will continue to exert downward pressure on future premiums written levels. Governmental stimulus efforts aimed at boosting home sales and supporting low mortgage interest rates have had a positive effect; however these programs are slated to end within the next few months. Absent further declines in interest rates, which are already at low levels, we anticipate that the elevated pace of mortgage refinance activity will likely recede and return to a more historical percentage of overall loan origination. Consequently, we expect that the health of real estate markets and volume of loan origination will increasingly depend on a growing economy and job creation.

We are closely monitoring the continually evolving operating environment in order to best position the Company during this downturn while being mindful of opportunities to enhance our competitive strengths and market position.”

Investors Title Company is engaged through its subsidiaries in the business of issuing and underwriting title insurance policies. The Company also provides services in connection with tax-deferred exchanges of like-kind property and investment management services to individuals, companies, banks and trusts.

Certain statements contained herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include any predictions regarding activity in the U.S. real estate market. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from anticipated and historical results. Such risks and uncertainties include, without limitation: cyclical demand for title insurance due to changes in the residential and commercial real estate markets; the occurrence of fraud, defalcation or misconduct; variances between actual claims experience and underwriting and reserving assumptions; mechanic lien claims; declines in the performance of the Company’s investments; government regulation; and other considerations set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission, and in subsequent filings.

Investors Title Company and Subsidiaries
Consolidated Statements of Income
For the Three and Twelve Months Ended December 31, 2009 and 2008
(Unaudited)

	Three Months Ended December 31		Twelve Months Ended December 31

	2009	2008	2009	2008
Revenues:
Underwriting income:
Premiums Written	$12,587,939	$12,444,198	$62,250,774	$63,937,276
Less-premiums for reinsurance ceded	37,511	55,173	95,523	275,089
Net premiums written	12,550,428	12,389,025	62,155,251	63,662,187
Investment income-interest and dividends	921,045	1,086,935	3,783,116	4,558,735
Net realized loss on investments	(97,329)	(2,252,790)	(498,089)	(2,922,376)
Exchange services revenue	110,493	152,201	910,828	1,166,141
Other	1,157,938	937,608	4,957,054	4,658,574
Total Revenues	14,642,575	12,312,979	71,308,160	71,123,261

Operating Expenses:
Commissions to agents	6,052,270	5,740,911	29,254,311	27,717,807
Provision for claims	1,731,724	6,876,805	8,465,123	15,206,637
Salaries, employee benefits and payroll taxes	4,326,490	3,542,233	18,189,483	19,605,500
Office occupancy and operations	1,041,088	1,267,435	4,333,579	5,107,843
Business development	469,748	482,199	1,398,057	2,104,935
Filing fees and taxes, other than payroll and income	24,603	163,123	571,677	587,235
Premium and retaliatory taxes	255,177	251,999	1,268,301	1,281,297
Professional and contract labor fees	379,758	299,724	1,362,706	1,731,550
Other	185,417	234,827	549,144	997,256
Total Operating Expenses	14,466,275	18,859,256	65,392,381	74,340,060

Income (Loss) Before Income Taxes	176,300	(6,546,277)	5,915,779	(3,216,799)

(Benefit) Provision For Income Taxes	(133,000)	(2,596,000)	1,087,000	(2,034,000)

Net Income (Loss)	$309,300	$(3,950,277)	$4,828,779	$(1,182,799)

Basic Earnings (Loss) Per Common Share	$0.14	$(1.72)	$2.11	$(0.50)

Weighted Average Shares Outstanding - Basic	2,285,991	2,293,086	2,291,816	2,364,361

Diluted Earnings (Loss) Per Common Share	$0.14	$(1.72)	$2.10	$(0.50)

Weighted Average Shares Outstanding - Diluted	2,288,814	2,293,086	2,299,429	2,364,361

Investors Title Company and Subsidiaries
Consolidated Balance Sheets
As of December 31, 2009 and 2008
(Unaudited)

	December 31, 2009	December 31, 2008
Assets
Investments in securities:
Fixed maturities:
Held-to-maturity, at amortized cost	$2,000	$451,681
Available-for-sale, at fair value	88,801,186	87,708,500
Equity securities, available-for-sale, at fair value	11,854,301	9,965,297
Short-term investments	20,717,434	15,725,513
Other investments	2,307,220	2,040,962
Total investments	123,682,141	115,891,953

Cash and cash equivalents	8,733,221	5,155,046
Premiums and fees receivable, net	5,170,476	4,933,797
Accrued interest and dividends	1,122,806	1,225,070
Prepaid expenses and other assets	1,815,653	3,992,975
Property acquired in settlement of claims	175,476	395,734
Property, net	3,894,724	4,422,318
Deferred income taxes, net	1,833,207	3,841,295

Total Assets	$146,427,704	$139,858,188

Liabilities and Stockholders' Equity
Liabilities:
Reserves for claims	$39,490,000	$39,238,000
Accounts payable and accrued liabilities	9,008,337	10,762,300
Current income taxes payable	670,290	-
Total liabilities	49,168,627	50,000,300

Stockholders' Equity:
Common stock - no par value (shares authorized 10,000,000; 2,285,289 and 2,293,268 shares issued and outstanding 2009 and 2008, respectively, excluding 291,676 shares for 2009 and 2008 of common stock held by the Company's subsidiary)

	1	1
Retained earnings	92,528,818	88,248,452
Accumulated other comprehensive income	4,730,258	1,609,435
Total stockholders' equity	97,259,077	89,857,888

Total Liabilities and Stockholders' Equity	$146,427,704	$139,858,188

Investors Title Company and Subsidiaries
Net Premiums Written By State
For the Three and Twelve Months Ended December 31, 2009 and 2008
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
State	2009	2008	2009	2008
Illinois	$543,516	$555,933	$2,878,781	$2,140,440
Kentucky	660,879	563,858	3,194,530	2,957,744
Michigan	628,320	594,403	4,382,209	3,326,904
New York	466,290	435,994	2,825,762	2,106,033
North Carolina	5,276,957	5,505,815	27,134,685	30,527,923
Pennsylvania	589,231	373,473	2,664,037	1,762,444
South Carolina	1,533,763	1,677,829	5,755,790	7,556,153
Tennessee	487,405	343,527	2,416,019	2,063,411
Virginia	1,087,983	1,087,891	5,015,185	5,789,337
West Virginia	509,296	460,496	2,239,908	2,077,603
Other	800,799	775,680	3,732,218	3,462,391
Direct Premiums	$12,584,439	$12,374,899	$62,239,124	$63,770,383
Reinsurance Assumed	3,500	69,299	11,650	166,893
Reinsurance Ceded	(37,511)	(55,173)	(95,523)	(275,089)
Net Premiums Written	$12,550,428	$12,389,025	$62,155,251	$63,662,187

Investors Title Company and Subsidiaries
Net Premiums Written By Branch and Agency
For the Three and Twelve Months Ended December 31, 2009 and 2008
(Unaudited)

	Three Months Ended				Twelve Months Ended
	December 31				December 31
	2009	%	2008	%	2009	%	2008	%
Branch	$4,093,859	33	$4,360,036	35	$21,474,082	35	$24,312,013	38

Agency	8,456,569	67	8,028,989	65	40,681,169	65	39,350,174	62

Total	$12,550,428	100	$12,389,025	100	$62,155,251	100	$63,662,187	100

CONTACT:
Investors Title Company
Elizabeth B. Lewter, 919-968-2200